Exhibit 3.2

BYLAWS

OF

NETAPP, INC.

(amended and restated as of September 10, 2021)

ARTICLE I

OFFICES

Section 1.1.    The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2.    The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.    All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2.    Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.

Section 2.3.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.4.    The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Board of Directors or in accordance with Section 2.14 of these Bylaws.

Section 2.6.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman of the Board of Directors, the presiding officer of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9.    When a quorum is present at any duly-called meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10.    Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

Section 2.11.    (a) Nominations of persons for election to the Board of Directors shall be made at a meeting of the stockholders only (i) by the Board of Directors or by a committee appointed by the Board of Directors for such purpose, (ii) provided that the corporation’s notice of meeting provides that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of the giving of the notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Bylaw, or (iii) in the case of an annual meeting, by an Eligible Stockholder (as defined in Section 3.15 of these Bylaws) who complies with the procedures set forth in Section 3.15 of these Bylaws.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (a)(ii) above of this Section 11, such stockholder shall have given timely notice thereof (a “Nomination Notice”) in proper written form to the secretary of the corporation. To be timely in the case of an annual meeting, a Nomination Notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. To be timely in the case of a special meeting, a Nomination Notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) To be in proper written form, a Nomination Notice shall set forth or be accompanied by the following as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(i) the name, age, residence, address, and business address of each proposed nominee and of each such person;

(ii) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(iii) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

(iv) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

(d) A Nomination Notice shall also set forth or be accompanied by the following as to each proposed nominee:

(i) the written consent of such proposed nominee to serve as a director if so elected;

(ii) a written statement of such proposed nominee that such proposed nominee, if elected, intends to tender, promptly following such proposed nominee’s election or re-election, an irrevocable resignation effective upon such proposed nominee’s failure to receive the required vote for re-election at the next meeting at which such proposed nominee would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Guidelines; and

(iii) the written representation and agreement of such proposed nominee required by Section 3.16 of these Bylaws.

(e) Any proposed nominee or person providing any information to the corporation pursuant to this Section 11 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date.

(f) In addition to the information required or requested above in this Section 11 or any other provision of these Bylaws, the corporation may require any proposed nominee to furnish any other information that (i) may reasonably be requested by the corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (ii) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) may reasonably be requested by the corporation to determine the eligibility of such nominee to serve as a director of the corporation.

(g) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of the first paragraph of this Section 11 and any applicable procedures set forth in this Section 11 or Section 3.15 of these Bylaws. If the presiding officer of the meeting determines that a nomination was not made in accordance with such provisions and procedures, said presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For the avoidance of doubt, if a nominee and/or the stockholder providing a Nomination Notice relating to such nominee breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 11, as determined by the Board of Directors (or any duly authorized committee thereof) or the presiding officer of the meeting, then such nomination shall be deemed not to have been made in accordance with the procedures set forth in this Section 11 and such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Section 2.12.    (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) in the case of an annual meeting, by any stockholder of the corporation who is a stockholder of record at the time of the giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the procedures set forth in this Bylaw.

(b) In addition to any other applicable requirements, for business to be properly brought before any meeting by a stockholder pursuant to clause (a)(iii) above of this Section 12, the stockholder shall have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.

(c) To be in proper written form, a stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

(iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made; and

(iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

(d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 12, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(e) In addition, notwithstanding the foregoing provisions of this Section 12, a stockholder shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

Section 2.13.    The stockholders of the corporation may take action by written consent without a meeting in accordance with these Bylaws and Article VIII of the Certificate of Incorporation.

Section 2.14.    (a) Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or the chief executive officer in accordance with Section 2.14(b).

(b)(i) A special meeting of stockholders shall be called by the Chairman of the Board or the chief executive officer upon written request in proper form (a “Special Meeting Request,” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholder or stockholders that has or have Owned (as defined in Section 3.15(e)) continuously for at least one (1) year a number of shares of common stock of the corporation that represents not less than 25% of the outstanding shares of common stock of the corporation (the “Requisite Percentage”) as of the date such request is delivered to the corporation (the “One-Year Period”) and who have complied in full with all other requirements of this Section 2.14(b) and otherwise set forth in these Bylaws. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2.14(b) have been satisfied and such determination shall be binding on the corporation and its stockholders.

(ii) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the corporation, who shall promptly present the Special Meeting Request to the Chairman of the Board or the chief executive officer. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder submitting the Special Meeting Request (each, a “Requesting Stockholder”) or such stockholder’s duly authorized agent, and includes both the information required by Section 2.14(b)(iii) below and: (A) (i) a statement by each Requesting Stockholder (x) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the One-Year Period, (y) agreeing to continue to Own the Requisite Percentage through the date of annual meeting, and (z) indicating whether it intends to continue to Own the Requisite Percentage for at least one (1) year following the annual meeting; (ii) if the Requesting Stockholders are not the record holders of the Requisite Percentage, one or more written statements from the record holder(s) of the Requisite Percentage (and from each intermediary through which the Requisite Percentage is or has been held during the One-Year Period) verifying that, as of a date within seven (7) calendar days prior to the date the Special Meeting Request is delivered to or mailed and received at the principal executive offices of the corporation, the Requesting Stockholders Own and have Owned continuously throughout the One-Year Period the Requisite Percentage, and each Requesting Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, one or more written statements from the record holder(s) and such intermediaries verifying such Requesting Stockholder’s continuous Ownership of the Requisite Percentage through the record date; and (iii) in addition, the Requesting Stockholders and record holder(s), if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the Stockholder Requested Special Meeting, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting and (y) promptly provide any other information reasonably requested by the corporation; (B) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting and the text of any resolutions proposed for consideration; (C) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 2.11 of this Article II; (D) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for the Stockholder Requested Special Meeting of shares of the corporation Owned and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; (E) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; and (F) in the case of a Special Meeting Request by a group of Requesting Stockholders acting together, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the Special Meeting Request (including the requirement to appear in person or by proxy at the special meeting);

(iii) A Special Meeting Request shall not be valid, and a Stockholder Requested Special Meeting shall not be held, if: (A) the Special Meeting Request does not comply with this Section 2.14(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred and twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred and twenty (120) days of the receipt by the corporation of a Special Meeting Request (and, for purposes of this clause (F), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iv) A Stockholder Requested Special Meeting shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the Stockholder Requested Special Meeting shall not be held more than one hundred and twenty (120) days after receipt by the corporation of a valid Special Meeting Request.

(v) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the secretary at the principal executive offices of the corporation at any time prior to the Stockholder Requested Special Meeting. If, at any point after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2.14(b)(ii)) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting.

(vi) In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the secretary of the corporation within 60 days of the earliest dated Special Meeting Request.

(vii) If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(viii) Business transacted at any Stockholder Requested Special Meeting shall be limited to (A) the purpose(s) stated in the Special Meeting Request submitted by Requesting Stockholders who Own the Requisite Percentage and who have complied in full with the requirements set forth in these Bylaws through the time of such special meeting and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the Stockholder Requested Special Meeting.

ARTICLE III

DIRECTORS

Section 3.1.    The number of directors of this corporation that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

Section 3.2.    With the exception of the first Board of Directors, which shall be elected by the incorporator and except as provided in the corporation’s Certificate of Incorporation, the Board of Directors shall be elected at the annual meeting of stockholders, with each director to hold office for a term expiring at the annual meeting of stockholders following the annual meeting where each director was elected to hold office until his successor is elected and qualified. Effective as of the first meeting of stockholders at which the directors will be elected following the 2012 annual meeting of stockholders, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, subject to the rights of the holders of any series of Preferred Stock to elect directors in accordance with the terms thereof; provided, however, that the directors shall be elected by a plurality of the shares cast at any meeting of stockholders at which the number of nominees exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 3.3.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.4.    The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.5.    The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6.    The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event the meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.7.    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.8.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the chief executive officer on twelve (12) hours’ notice to each director either personally or by telephone, telegram, facsimile or electronic mail; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of a majority of the Board of Directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board of Directors, the chief executive officer or secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

Section 3.9.    At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 3.12.    (a) The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.13.    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 3.14.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

PROXY ACCESS FOR DIRECTOR NOMINATIONS

Section 3.15.    (a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 15, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder (as defined in clause (d) below of this Section 15) pursuant to and in accordance with this Section 15 (a “Stockholder Nominee”). For purposes of this Section 15, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in clause (h) of this Section 15). For the avoidance of doubt, nothing in this Section 15 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this Section 15. Subject to the provisions of this Section 15, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 15, the Eligible Stockholder shall have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the secretary of the corporation and shall expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Section 15. To be timely, a Notice of Proxy Access Nomination shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 15(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders), and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 15 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 15, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 15 for any meeting of stockholders for which the secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.11(a)(ii) of these Bylaws.

(d) An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in clause (e) below of this Section 15) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the corporation that represents at least three percent (3%) of the outstanding shares of common stock of the corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the corporation in accordance with this Section 15 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting, and (iii) meets all other requirements of this Section 15. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment corporation Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (ii) a breach of any obligation, agreement or representation under this Section 15 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e) For purposes of this Section 15, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (A) promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials, and (B) continue to hold such recalled shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(f) To be in proper written form, a Notice of Proxy Access Nomination shall set forth or be accompanied by the following:

(i) a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, and (C) indicating whether it intends to continue to own the Required Shares for at least one (1) year following the annual meeting;

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the corporation, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv) the information, representations, agreements and other documents that would be required to be set forth in or included with a Nomination Notice pursuant to Section 2.11(b) (including the written consent of each Stockholder Nominee to being named as a nominee and to serving as a director if elected and the written representation and agreement of each Stockholder Nominee required by Section 16);

(v) a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 15, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 15 or any solicitation or other activity in connection therewith, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 15 (including withdrawal of the nomination); and

(viii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) In addition to the information required or requested pursuant to Section 15(f) or any other provision of these Bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information that (A) may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or (C) may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 15 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h) The Eligible Stockholder may, at its option, provide to the secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 15, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 15(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 15).

(j) Notwithstanding anything to the contrary contained in this Section 15, the corporation shall not be required to include in its proxy materials, pursuant to this Section 15, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 15, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 15, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors or any committee thereof or the presiding officer of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (C) the presiding officer of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(l) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 15 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to Section 2.11(a)(ii) of these Bylaws.

(m) This Section 15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials.

DIRECTOR NOMINEE REPRESENTATION AND AGREEMENT

Section 3.16.    In order to be eligible for election or re-election as a director of the corporation, a person shall deliver to the secretary at the principal executive offices of the corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business ethics, corporate governance guidelines, securities trading policies and any other policies or guidelines of the corporation applicable to directors, and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

REMOVAL OF DIRECTORS

Section 3.17.    Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 4.1.    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 8 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram or facsimile.

Section 4.2.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1.    The officers of the corporation shall be chosen by the Board of Directors and shall be a chief executive officer, a president, a chief financial officer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board of Directors. The Board of Directors may also choose one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.2.    The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a chief financial officer, and a secretary and may choose vice presidents.

Section 5.3.    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.4.    The salaries of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the president or any vice president of the corporation.

Section 5.5.    The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section 5.6.    The Chairman of the Board of Directors, if such an officer is elected, shall exercise and perform such powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

CHIEF EXECUTIVE OFFICER

Section 5.7.    Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders, unless the Board of Directors shall otherwise designate an officer of the corporation as such a presiding officer, and at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

PRESIDENT

Section 5.8.    In the absence or disability of the chief executive officer, the president shall perform all the duties of the chief executive officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws or the chief executive officer or the Chairman of the Board of Directors.

CHIEF FINANCIAL OFFICER

Section 5.9.    (a) The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other power and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

SECRETARY

Section 5.10.    (a) The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees or directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at the directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings.

(b) The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE VI

CERTIFICATE OF STOCK

Section 6.1.    (a) Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, the chief executive officer, the president, a vice president, the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him/her in the corporation.

(b) Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

(c) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(d) Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 6.2.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 6.3.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 6.4.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.5.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 7.1.    Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 7.3.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 7.4.    The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 7.5.    The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 7.6.    (a) The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation’s request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6 shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation’s obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

(b) Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation’s request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders.

(c) The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(d) The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

(e) To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

ARTICLE VIII

AMENDMENTS

Section 8.1.    These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of holders of at least a majority vote of the outstanding voting stock of the corporation. These Bylaws may also be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.